QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.0

[VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion of our Independent Auditor's Report dated January 2, 2003 regarding the consolidated balance sheets of Coast Bancorp and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001, in the Form 10-KSB filed with the Securities and Exchange Commission.

/s/ Vavrinek, Trine, Day & Co., LLP Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
March 26, 2003

QuickLinks

  Exhibit 23.0